As filed with the Securities and Exchange Commission on March 1,
1996.

                               Registration File No. 33-_________


               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                        ----------------
                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933

                DELTA WOODSIDE INDUSTRIES, INC.
     (Exact name of registrant as specified in its charter)

     South Carolina                                      57-0535180
(State or other jurisdiction              (I.R.S.Employer Identification No.)
of incorporation or organization)



                         233 North Main Street
                       Hammond Square, Suite 200
                    Greenville, South Carolina 29601
                              (864) 232-8301
     (Address, including zip code, of principal executive offices)



       DELTA WOODSIDE INDUSTRIES, INC. INCENTIVE STOCK AWARD PLAN
                        (Full Title of the plan)

                    E. Erwin Maddrey, II, President
                    Delta Woodside Industries, Inc.
                         233 North Main Street
                       Hammond Square, Suite 200
                    Greenville, South Carolina 29601
                              (864) 232-8301
                  (Name, address, and telephone number,
                including area code,of agent for service)


                                Copies to:
                          Eric B. Amstutz, Esq.
                  Wyche, Burgess, Freeman & Parham, P.A.
                           Post Office Box 728
                  Greenville, South Carolina 29602-0728
                              (864) 242-8200

                     CALCULATION OF REGISTRATION FEE





                                Proposed Maximum Proposed Maximum   Amount of
Title of Securities Amount to     Offering Price   Aggregate     Registration of
to be Registered    be Registered Per Share(1)  OfferingPrice(1)     Fee(1)


Common Stock        500,000 shares     $0.01       $5,000.00          $100





(1) Under the Incentive Stock Award Plan, a participant may, upon vesting of an Award (or portion thereof), purchase shares of common stock of the registrant for cash in the amount of $0.01 per share. Pursuant to Rule 457(h), this cash purchase price is used for purposes of calculating the registration fee. Because the registration fee as so calculated is less than $100, a payment in the amount of $100 accompanies this Registration Statement pursuant to
     Section 6(b) of the Securities Act of 1933, as amended.



               The Exhibit Index appears on Page 6 hereof.

Part I:  Information Required in the Section 10(a) Prospectus

     The information contained in Delta Woodside Industries, Inc.'s registration statement on Form S-8, Registration File No. 33-38931, filed with the Securities and Exchange Commission on February
12, 1991 (the "1991 S-8"), is incorporated herein by reference.


Part II:  Information Required in the Registration Statement

     The information contained in the 1991 S-8 is incorporated herein by reference. Effective November 9, 1995, the Delta Woodside Industries, Inc. Incentive Stock Award Plan was amended to increase the aggregate number of shares issuable thereunder from 300,000 to 800,000.

Item 3.   Incorporation of Documents by Reference

     The following documents or portions thereof are hereby incorporated by reference:

          Delta Woodside Industries, Inc.'s Annual Report on Form
10-K for the fiscal year ended July 1, 1995.

          All other reports filed by Delta Woodside Industries, Inc. pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Delta Woodside Industries, Inc.'s 1995 fiscal year.

          The description of Delta Woodside Industries, Inc.'s common stock contained in or incorporated into the registrant's registration statement on Form 8-A filed with the Securities and Exchange Commission on November 1, 1989.

          All documents subsequently filed by Delta Woodside
Industries, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

          The law firm of Wyche, Burgess, Freeman & Parham, P.A., located in Greenville, South Carolina, is counsel to the registrant in connection with this Registration Statement and has passed on certain aspects of the legality of the common stock covered hereby. As of February 29, 1996, attorneys of Wyche, Burgess, Freeman &
Parham, P.A., beneficially owned in the aggregate approximately 0.614% of the outstanding shares of common stock of the registrant.

Item 8.   Exhibits

The information in Item 8 "Exhibits" in the 1991 S-8 is supplemented as follows:

          Exhibit

           5.1 Opinion of Wyche, Burgess, Freeman & Parham, P.A.
dated February 29, 1996 regarding certain aspects of the legality of shares of Delta Woodside Industries, Inc.

          23.1 Consent of Wyche, Burgess, Freeman & Parham, P.A. -- contained in Exhibit 5.1

          23.2 Consent of KPMG Peat Marwick LLP to incorporation by reference in registration statement.

          23.3 Consent of Ernst & Young LLP to incorporation by reference in registration statement.

          24.1 Power of Attorney is contained on the signature page of this filing.

          99.1 1995 Amendment to Incentive Stock Award Plan effective as of November 9,1995: Incorporated by reference to Exhibit
10.3.1 to the Company's Form 10-Q for the fiscal quarter ended December 30, 1995.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of February 29, 1996.

                              Delta Woodside Industries, Inc.


                               By: /s/ E. Erwin Maddrey, II

                                   E. Erwin Maddrey, II
                                   President

                        POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Erwin Maddrey, II, Bettis C. Rainsford, and Douglas J. Stevens, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                                    Title
Date

/s/ E. Erwin Maddrey, II    President, Chief             February 29, 1996
E. Erwin Maddrey, II        Executive Officer and
                            Director (Principal
                            Executive Officer)

/s/ Bettis C. Rainsford     Executive Vice President,    February 29, 1996
Bettis C. Rainsford         Chief Financial Officer,
                            Treasurer and Director
                            (Principal Financial Officer)

/s/ Douglas J. Stevens      Controller (Principal        February 29, 1996
Douglas J. Stevens          Accounting Officer)


/s/ Buck Mickel                    Director              February 29, 1996
Buck Mickel


/s/ C. C. Guy                      Director              February 29, 1996
C. C. Guy


/s/ Buck A. Mickel                 Director              February 29, 1996
Buck A. Mickel


/s/ James F. Kane                  Director              February 29, 1996
James F. Kane


/s/ Max Lennon                     Director              February 29, 1996
Max Lennon

                        INDEX TO EXHIBITS




Sequentially

Numbered
Exhibit                                                       Page


    5.1   --   Opinion of Wyche, Burgess, Freeman &             7
               Parham, P.A. dated February 29, 1996
               regarding certain aspects of the legality of shares of Delta Woodside Industries, Inc.

   23.2    --  Consent of KPMG Peat Marwick LLP to              9
               incorporation by reference in registration statement.

   23.3    --  Consent of Ernst & Young LLP to incorporation   10
               by reference in registration statement.